FIRST COMMONWEALTH FINANCIAL CORPORATION AND SUBSIDIARIES

Exhibit 23.1    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in Registration Statement No. 33-55687 of First Commonwealth Financial Corporation on Form S-8 of our report dated January 22, 2003, appearing in this Annual Report on Form 10-K of First Commonwealth Financial Corporation for the year ended December 31, 2002.

/S/Deloitte & Touche LLP

Pittsburgh, Pennsylvania
March 21, 2003

98